                                                               Ex. (23)





We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-52543, Form S-8 No. 33-52545, Form S-8 No. 33-54229, Form S-8
No. 33-56857 and Form S-8 No. 33-56861) pertaining to the Non-Employee Directors Stock Option Plan, Management Incentive Program, LTV Steel Group Employee Stock Ownership Plan, Non-Employee Directors' Equity Compensation Plan and The Hourly Employee Stock Payment Alternative Plan, respectively, of The LTV Corporation of our report dated January 26, 1995, with respect to the consolidated financial statements of The LTV Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1994.




                                               ERNST & YOUNG LLP


Cleveland, Ohio
February 24, 1995